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                          GOLDEN STAR RESOURCES LTD.

                          EMPLOYEES' STOCK BONUS PLAN
                    (Amended and Restated to April 6, 2000)


1.   Purpose

1.1 The purpose of the Employees' Stock Bonus Plan (the "Plan") is to establish a plan to advance the interests of Golden Star Resources Ltd. (the "Corporation") by providing an incentive to, and encouraging equity participation in the Corporation by, selected key employees of the Corporation or subsidiaries of the Corporation through the grant of common shares without par value ("Shares") in the Corporation.

2.   Administration of the Plan

2.1 The Plan will be administered by a specifically designated independent committee (currently the Compensation and Corporate Governance Committee) ("Independent Committee") of the Board of Directors of the Corporation (the "Board of Directors"). The Independent Committee is authorized to do, or cause to be done, all necessary things and formalities in connection with the issuance of Shares under the Plan. The Independent Committee shall consist of such two or more directors of the Corporation as the Board of Directors may designate from time to time, all of whom shall be and remain directors of the Corporation. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended ("Rule 16b-3"), each member of the Independent Committee shall be intended to be a "non-employee director" within the meaning of Rule 16b-3. The Independent Committee is authorized to interpret the Plan and may from time to time amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation or construction of any provision of the Plan shall be final and conclusive. The Corporation shall pay all administrative costs of the Plan. No member of the Independent Committee shall be liable for any action or determination made in good faith with respect to the Plan or any stock bonuses granted under it.

3.   Participation

3.1 Where the Independent Committee in its discretion decides that any full-time or part-time employee (whether or not a Director) of the Corporation or any of its subsidiaries has rendered meritorious services which contributed to the success of the Corporation or any of its subsidiaries, the Independent Committee shall have the right in its sole and absolute discretion to cause the Corporation to issue shares pursuant to the Plan to such employee. The Independent Committee may, at its discretion, required such employee to enter into an agreement with the Corporation, on any terms and conditions, subject to any provisos and restrictions, and for such cash consideration, if any, as the Independent Committee may determine for the issuance of any number of Shares (subject to section 3.2) to any such employee. No Shares shall be issued pursuant to the Stock Bonus Plan unless the employee has entered into such an agreement with the Corporation at the direction of the Independent Committee.

3.2 The maximum number of Shares that may be issued under the Plan shall be 900,000 Shares (excluding Shares issued under the Plan prior to April 6,
     2000). Such maximum number of Shares shall be appropriately adjusted in the event of any subdivision or consolidation of the Shares. The maximum number of Shares that may be issued under the Plan in any calendar year shall not exceed in the aggregate 2% of the total number of outstanding Shares on December 31 of the immediately preceding calendar year, provided that each issuance of Shares under the Plan shall not cause the following limitations to be exceeded:

     (a) the maximum number of Shares issuable under the Plan in any calendar year to any one Insider of the Corporation shall not exceed in the aggregate 1% of the total number of outstanding Shares on December 31 of the immediately preceding calendar year;
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     (b)  the total number of Shares issuable within any one-year period to all
          Insiders of the Corporation pursuant to the Plan and pursuant to the exercise of vested options granted under other share compensation arrangements of the Corporation shall not exceed 10% of the Outstanding Issue (as defined below); and

     (c) the total number of Shares issuable within any one-year period to an employee under the Plan and, if applicable, such employee's "associates" (as defined under the Securities Act (Ontario)) pursuant to the Plan and pursuant to the exercise of vested options granted under other share compensation arrangements of the Corporation shall not exceed 5% of the Outstanding Issue.

     "Insiders" has the meaning set forth in The Toronto Stock Exchange's policy issued March 22, 1994 entitled "Employee Stock Option and Stock Purchase Plans, Options for Services and Related Matters". "Outstanding Issue", for the purposes of the Plan, is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance or option grant in question, excluding Shares issued pursuant to the Plan or the Corporation's other share compensation arrangements over the preceding one-year period.

4.   Employment

4.1 Nothing contained in the Plan shall confer upon any employee any right with respect to employment or continuance of employment with the Corporation or any of its subsidiaries, or interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employee's employment at any time.

5.   Securities Regulation and Tax Withholding

5.1 Where necessary to effect exemption from registration or distribution of the Shares under securities laws applicable to the securities of the Corporation, the Board of Directors and the Independent Committee may take such action or require such action or agreement by such employee as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Corporation to undertake the registration or qualification of any Shares under any securities laws applicable to the securities of the Corporation.

5.2 The Board of Directors and the Corporation may take all such measures as they deem appropriate to ensure that the Corporation's obligations under the withholding provisions under income tax laws applicable to the Corporation and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan.

5.3 Issuance, transfer or delivery of certificates for Shares purchased or received pursuant to the Plan may be delayed, at the discretion of the Independent Committee, until the Independent Committee is satisfied that the applicable requirements of securities and income tax laws have been met.

6.   Amendment of the Plan

6.1 The Board of Directors reserves the right to amend or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors, provided, however, that no such amendment or termination shall adversely affect any outstanding Shares granted under the Plan. In addition, any amendment of the Plan which would materially increase the benefits accruing to participants under the Plan or materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan will be effective only upon the approval of the shareholders of the Corporation. Any material amendment to the Plan shall also be subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Corporation

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7.   No Representation or Warranty

7.1 The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

8.   Necessary Approvals

8.1 The obligation of the Corporation to issue and delivery any Shares in accordance with the Plan is also subject to any necessary approval of any regulatory authority having jurisdiction over the securities of the Corporation. If any Shares cannot be issued to an employee for whatever reason, the obligation of the Corporation, if any, to issue such Shares shall terminate.

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